Exhibit 99.1

       Mexican Restaurants Inc. Announces Third Quarter Results

    HOUSTON--(BUSINESS WIRE)--Oct. 28, 2004--For the third quarter ended Sept. 26, 2004, Mexican Restaurants Inc. (Nasdaq:CASA) reported a net income of $583,258 or $0.16 cents per diluted share, compared with net income of $196,667 or $0.06 per diluted share for the same quarter one year ago. For the 39 weeks ended Sept. 26, 2004, net income was $1,736,839 or $0.48 cents per diluted share, compared with $879,620 or $0.26 cents for the same 39-week period one year ago. The 39-week period ended Sept. 26, 2003 included a gain of $477,508 related to insurance proceeds received from fire damage at a restaurant.
    The Company's revenues for the third quarter ended Sept. 26, 2004 increased $4.9 million or 32.4% to $20.1 million, compared with $15.2 million for the same quarter one year ago. Restaurant sales for the third quarter ended Sept. 26, 2004 increased $5.0 million or 33.7% to $19.9 million, compared with $14.9 million for the same quarter in fiscal 2003. The increase reflects the acquisition of 13 restaurants and related assets from the Company's Beaumont-based franchisee, which was completed on Jan. 7, 2004. The increase also reflects positive same-restaurant sales: Total system same-restaurant sales increased 2.8%, Company-owned same-restaurant sales increased 2.9% and franchise-owned same-restaurant sales increased 2.6% from the same quarter one year ago.
    For the 39-week period ended Sept. 26, 2004, the Company's revenues were up $15.1 million or 33.7% to $59.7 million compared with $44.6 million for the same 39-week period one year ago. Restaurant sales for the 39-week period of fiscal year 2004 increased $15.3 million or 35.0% to $59.1 million compared with $43.8 million for the same 39-week in fiscal 2003. Total system sales at restaurants operating in both 39-week periods ("same-stores") increased 3.1%, Company-owned same-store sales for the 39-week period increased 3.2% and franchise-owned same-store sales for the 39-week period increased 2.7% from the same 39-week period in fiscal 2003.
    Commenting on the Company's third quarter results, Curt Glowacki, chief executive officer, stated, "I am delighted with another solid quarter of results. Despite rising commodity and health insurance costs, we have managed to find efficiencies in other areas of our operations. We have delivered our third consecutive quarter of positive same-restaurant sales, reflecting our customers' continued response to our new marketing, operations and value propositions. As for future growth, just after the third quarter ended, we acquired another franchise restaurant located in Brenham, Texas."
    Mr. Glowacki added, "The Company paid down $250,000 in debt during the third quarter and $1.6 million year-to-date to an outstanding balance of $7,250,000 at Sept. 26, 2004, well ahead of our targeted pay down."
    Mexican Restaurants Inc. operates and franchises 81 Mexican restaurants. The current system includes 61 Company-operated restaurants and 20 franchisee-operated restaurants.

    Special Note Regarding Forward-Looking Statements

    Certain statements in this press release relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes," "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's Annual Report and Form 10-K for the fiscal year ended Dec. 28, 2003, all subsequent quarterly and other reports that attempt to advise interested parties of the risks and factors that may affect the Company's business.


               Mexican Restaurants Inc. and Subsidiaries

                   Consolidated Statements of Income
                              (unaudited)

                     13-Week      13-Week      39-Week      39-Week
                   Period Ended Period Ended Period Ended Period Ended
                    9/26/2004    9/28/2003    9/26/2004    9/28/2003
                   ------------ ------------ ------------ ------------

 Revenues:
   Restaurant
    sales          $19,870,299  $14,857,758  $59,087,980  $43,769,906
   Franchise fees,
    royalties and
    other              191,479      299,296      588,860      868,944
                   ------------ ------------ ------------ ------------
                    20,061,778   15,157,054   59,676,840   44,638,850
                   ------------ ------------ ------------ ------------

 Costs and
  expenses:
   Cost of sales     5,589,602    4,131,939   16,644,702   12,128,125
   Labor             6,598,550    4,944,326   19,569,271   14,644,431
   Restaurant
    operating
    expenses         4,621,862    3,827,094   13,793,226   11,113,980
   General and
    administrative   1,658,041    1,333,358    4,811,615    3,968,340
   Depreciation
    and
    amortization       589,060      600,290    1,736,909    1,773,000
   Pre-opening
    costs               16,961        1,857       27,489       95,526
   Restaurant
    closure costs          247       52,648      167,552       52,648
                   ------------ ------------ ------------ ------------
                    19,074,323   14,891,512   56,750,764   43,776,050

                   ------------ ------------ ------------ ------------
        Operating
         income        987,455      265,542    2,926,076      862,800
                   ------------ ------------ ------------ ------------

 Other income
  (expense):
   Interest income         311        6,512        9,291       20,165
   Interest
    expense           (138,238)     (60,821)    (409,258)    (196,713)
   Other, net           12,394       51,256       36,027      567,441
                   ------------ ------------ ------------ ------------
                      (125,533)      (3,053)    (363,940)     390,893
                   ------------ ------------ ------------ ------------

 Income before
  income tax
  expense              861,922      262,489    2,562,136    1,253,693
   Income tax
    expense
    (benefit)          278,664       65,822      825,297      374,073
                   ------------ ------------ ------------ ------------

        Net income    $583,258     $196,667   $1,736,839     $879,620
                   ============ ============ ============ ============


 Basic income per
  share                  $0.17        $0.06        $0.51        $0.26
                   ============ ============ ============ ============

 Diluted  income
  per share              $0.16        $0.06        $0.48        $0.26
                   ============ ============ ============ ============

 Weighted average
  number of shares
  (basic)            3,384,605    3,384,605    3,384,605    3,384,605
                   ============ ============ ============ ============

 Weighted average
  number of shares
  (diluted)          3,656,723    3,422,013    3,602,265    3,424,879
                   ============ ============ ============ ============

    CONTACT: Mexican Restaurants Inc., Houston
             Andrew J. Dennard, 713-943-7574